Exhibit 99.1

GameStop to Sell Spring Mobile Division for $700 Million

Strategic and Financial Alternatives Process Continues

GRAPEVINE, Texas, November 21, 2018 — GameStop Corp. (NYSE: GME) today announced that it has entered into a definitive agreement to sell its Spring Mobile business, which owns and operates 1,289 AT&T wireless stores, to Prime Communications, L.P. for $700 million, excluding transaction fees and subject to customary working capital and indebtedness adjustments. The transaction is expected to close in the fourth quarter of fiscal 2018, subject to customary regulatory approvals and closing conditions.

As previously announced, GameStop’s board of directors, together with outside financial advisors, is undertaking a comprehensive review of a wide range of strategic and financial alternatives to enhance shareholder value. In connection with its review, GameStop’s board determined that the sale of Spring Mobile is in the best interest of the company and its shareholders, as the transaction generates immediate cash proceeds and enables the company to increase its focus on serving its customers' entertainment needs across video games and collectibles.

Proceeds from the sale may be used to reduce the company’s outstanding debt, fund share repurchases, reinvest in core video game and collectibles businesses to drive growth, or some combination of these options.

“This transaction enables GameStop to enhance our performance with an increased focus on the video game industry and the rapidly-growing collectibles space. These are areas where we have considerable experience and where we are well positioned to capitalize on our competitive position,” said Dan DeMatteo, executive chairman of GameStop’s board of directors. “Our board continues to review strategic and financial alternatives to enhance shareholder value and we look forward to providing an update on the process at the appropriate time.”

Perella Weinberg Partners LP is acting as financial advisor and Pepper Hamilton LLP is acting as legal counsel to GameStop in relation to the sale of Spring Mobile. J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are acting as financial advisors and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Prime Communications.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates over 7,100 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products. Our Technology Brands segment includes over 1,300 Spring Mobile AT&T and Simply Mac stores. Spring Mobile, www.springmobile.com, sells all of AT&T’s products and services, including DIRECTV, devices and related accessories in select markets in the U.S. Simply Mac, www.simplymac.com, sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s outlook for fiscal 2018, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding the board’s review of operating, strategic, financial and structural alternatives and expected costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. There can be no assurance that the transaction will be completed on the terms described in this press release or at all, and there can be no assurance that we will realize the expected benefits from the transaction if it is completed. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain outcome, impact, effects and results of the board’s review of operating, strategic, financial and structural alternatives; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; changes to our wireless industry partnerships and operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; and unexpected changes in the assumptions underlying our outlook for fiscal 2018. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com
publicrelations@gamestop.com